Exhibit 10.1
AGREEMENT AND PLAN OF MERGER
     Agreement and Plan of Merger (this “Agreement”), dated as of November 24, 2010, by and between Angeles Partners XII, a California limited partnership (the “California Partnership”), and Angeles Partners XII, LP, a Delaware limited partnership (the “Delaware Partnership”).
     WHEREAS, Angeles Realty Corporation II, a California corporation (the “Managing General Partner”), is the managing general partner of the California Partnership and of the Delaware Partnership;
     WHEREAS, AIMCO Angeles GP, LLC, a Delaware limited liability company (the “Non-Managing General Partners”), is the non-managing general partner of the California Partnership and the Delaware Partnership;
     WHEREAS, the Managing General Partner and the Non-Managing General Partner have determined that the merger of the California Partnership with and into the Delaware Partnership is in the best interests of the California Partnership, the Delaware Partnership and their respective limited partners; and
     WHEREAS, the parties desire to enter this Agreement to evidence the terms, provisions, representations, warranties, covenants and conditions upon which such merger will be consummated.
     NOW, THEREFORE, in consideration of these premises and of the mutual provisions, conditions and covenants herein contained, the parties hereto do hereby agree as follows:
     1. The Merger. Upon the terms and subject to the conditions set forth herein, the California Partnership shall be merged with and into the Delaware Partnership (“Merger”), and the Delaware Partnership shall be the surviving entity in the Merger (the “Surviving Entity”). As soon as practicable after all of the conditions to the Merger set forth herein have been satisfied, the California Partnership and the Delaware Partnership shall (a) execute a certificate of merger and file it with the California Secretary of State and (b) execute a certificate of merger and file it with the Delaware Secretary of State. The Merger will become effective upon the filing of such certificates (the “Effective Time”).
     2. Consequences of the Merger.
          (a) Certificate of Limited Partnership. The certificate of limited partnership of the Delaware Partnership in effect immediately prior to the Effective Time shall be the certificate of limited partnership of the Surviving Entity unless and until subsequently amended.
          (b) Partnership Agreement. The limited partnership agreement of the California Partnership in effect immediately prior to the Effective Time, as amended as set forth on Annex A hereto, shall be the partnership agreement of the Surviving Entity (as so amended, the “Partnership Agreement”) unless and until subsequently amended. The general partners and each limited partner of the Surviving Entity shall have the rights under, be bound by and be subject to the terms and conditions of, the Partnership Agreement, as a general partner or partner, as applicable.
          (c) Conversion of Equity Interests.
          (i) General Partners. The Managing General Partner and the Non-Managing General Partner shall be the managing general partner and non-managing general partner, respectively, of the Surviving Entity. The interests of the Managing General Partner and the Non-Managing General Partner in the California Partnership immediately prior to the Effective Time shall be converted into equivalent interests in the Surviving Entity. The interests of the Managing General Partner and the Non-Managing General Partner in the Delaware Partnership immediately prior to the Effective Time shall be cancelled.

          (ii) Limited Partners. Each limited partner in the California Partnership shall be a limited partner in the Surviving Entity. The interest of each limited partner in the California Partnership immediately prior to the Effective Time shall be converted into an equivalent interest in the Surviving Entity. The interest of each limited partner in the Delaware Partnership immediately prior to the Effective Time shall be cancelled.
          (d) Tax Treatment of Merger. The parties hereto acknowledge and agree that for federal income tax purposes the Merger will be treated as follows:
          (i) The California Partnership will be deemed to have obtained as a result of the Merger an initial capital account balance in the Surviving Entity reflecting the tax bases of the assets so treated as contributed by the California Partnership to the Surviving Entity.
          (ii) Each partner in the Surviving Entity will have an initial capital account balance in the Surviving Entity equal to its proportionate share of such initial capital account balance so deemed obtained by the California Partnership.
          (iii) In accordance with the foregoing, the respective initial capital account balances of the general partners and limited partners of the Surviving Entity immediately following the Effective Time shall be the same as those of the general partners and the limited partners of the California Partnership immediately prior to the Effective Time.
          (iv) The Merger should not be treated as a realization event and, in accordance with the foregoing, the Surviving Entity shall be treated as the continuation of the California Partnership for federal income tax purposes.
     3. No Dissenters’ Rights. None of the partners in the California Partnership or the Delaware Partnership will have any dissenters’ rights in connection with the Merger.
     4. Conditions to the Merger. The Merger shall not occur unless and until the Merger has been approved or consented to by a majority in interest of limited partners of each of the California Partnership and the Delaware Partnership.
     5. Further Acts After Effective Time. If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of the California Partnership to be acquired by the Surviving Entity as a result of, or in connection with, the Merger or to otherwise carry out this Agreement, the general partner of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of the California Partnership, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of the California Partnership all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or to otherwise carry out this Agreement.
     6. Abandonment. At any time prior to consummation of the Merger, this Agreement may be terminated and the Merger may be abandoned without liability to any party hereto upon the mutual consent of the California Partnership and the Delaware Partnership, in their sole discretion and for any reason or for no reason, notwithstanding approval of this Agreement by any of their partners.
     7. Applicable Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

     8. No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any person, entity, or organization other than the parties hereto (and their successors and assigns) any rights or remedies hereunder.
     9. Entire Agreement. This Agreement, together with the Annex hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof. All prior or contemporaneous agreements or understandings between the parties with respect to the subject matter hereof, whether written or oral, are merged herein and shall be of no force or effect. This Agreement cannot be changed, modified, or discharged except by a writing executed and delivered by each of the parties.
     10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
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     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be signed as of the date first above written.

ANGELES PARTNERS XII
By:	ANGELES REALTY CORPORATION II,
its Managing General Partner

By:	/s/ Derek S. McCandless
	Name:	Derek S. McCandless
	Title:	Senior Vice President and Assistant General Counsel

ANGELES PARTNERS XII, LP
By:	ANGELES REALTY CORPORATION II,
its Managing General Partner

By:	/s/ Derek S. McCandless
	Name:	Derek S. McCandless
	Title:	Senior Vice President and Assistant General Counsel

ANNEX A
THIRD AMENDMENT
TO THE
AMENDED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
OF
ANGELES PARTNERS XII, LP